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                                                                   EXHIBIT 23.01


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of iSecureTrac Corp. on Form SB-2 of our report, dated January 26, 2001, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement, and of our report dated January 26, 2001, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.


                                             /s/ McGladrey & Pullen, LLP


Des Moines, Iowa
January 22, 2002